UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	90-1505893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensation of Executive Officers

On December 23, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Recruiter.com Group, Inc. (the “Company”) approved increases in the annual base salaries of the following executive officers of the Company (each an “Executive Officer” and together, the “Executive Officers”), effective December 1, 2019: (i) Miles Jennings, the Company’s Chief Executive Officer, from $150,000 per year to $200,000 per year; (ii) Evan Sohn, the Company’s Executive Chairman, from $120,000 per year to $150,000 per year; (iii) Ashley Saddul, the Company’s Chief Technology Officer, from $90,000 per year to $150,000 per year; and (iv) Bob Scherne, the Company’s Interim Chief Financial Officer and Controller, from $90,000 per year to $115,000 per year. The Committee also ratified and approved the annual base salary of Rick Roberts, President of Recruiter.com Recruiting Services, LLC, a subsidiary of the Company, in the amount of $200,000 per year.

On December 23, 2019, the Committee also approved an executive cash incentive program (the “Cash Incentive Program”) in which each of the Executive Officers is eligible to participate. Pursuant to the terms of the Cash Incentive Program, each Executive Officer is eligible to earn for each performance period beginning January 1 and ending December 31, 2019 and 2020 (each a “Performance Period”) a cash award up to a maximum amount approved by the Committee, if certain performance objectives are met during such Performance Period. Under the Cash Incentive Program, (i) Mr. Jennings is eligible to receive up to $37,500 for the 2019 Performance Period and up to $50,000 for the 2020 Performance Period if the Company reaches certain capital raising, revenue and network growth milestones; (ii) Mr. Sohn is eligible to receive up to $37,500 for the 2019 Performance Period and up to $50,000 for the 2020 Performance Period if the Company reaches certain capital raising milestones; (iii) Mr. Scherne is eligible to receive for each Performance Period up to $25,000 if the Company meets certain financial reporting and audit milestones; (iv) Mr. Saddul is eligible to receive up to $37,500 for the 2019 Performance Period and up to up to $50,000 for the 2020 Performance Period if the Company meets certain operational, network growth, and technological milestones; and (v) Mr. Roberts is eligible to receive up to $112,500 for the 2019 Performance Period and up to $150,000 for the 2020 Performance Period if the Company meets certain revenue, operational and customer growth milestones. The Company has met the network growth objective for the 2019 Performance Period, which entitles each of Miles Jennings and Ashley Saddul to receive a cash award of $9,375. Pursuant to the terms of the Cash Incentive Program, the Committee shall certify upon the completion of each Performance Period which performance objectives have been achieved and determine the actual size of the cash incentive award payable to each Executive Officer for the applicable Performance Period accordingly.

On December 23, 2019, the Committee approved the following grants to the Executive Officers of three-year stock options to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, at an exercise price of $1.4499 per share: (i) Mr. Jennings was granted options to purchase 51,072 shares of Common Stock; (ii) Mr. Sohn was granted options to purchase 38,304 shares of Common Stock; (iii) Mr. Scherne was granted options to purchase 5,107 shares of Common Stock; (iv) Mr. Saddul was granted options to purchase 25,536 shares of Common Stock; and (v) Mr. Roberts was granted options to purchase 38,304 shares of Common Stock. One-third of the stock options were vested upon grant and the balance vest in equal installments on December 23, 2020 and December 23, 2021, subject to continued service as an executive officer of the Company on each respective vesting date. The stock options were granted under the Company’s 2017 Equity Incentive Plan.

Directors’ Compensation

On December 23, 2019, the Committee approved the payment of annual retainers in the amount of $20,000 to each non-employee member of the Board.

On December 23, 2019, the Committee also approved a grant to each of Timothy O’Rourke, Douglas Roth, and Wallace D. Ruiz, the non-employee members of the Board, of three-year stock options to purchase 47,668 shares of the Common Stock at an exercise price of $1.4499 per share for serving on the Board. One-third of the stock options were vested upon grant and the balance vest in equal installments on December 23, 2020 and December 23, 2021, subject to continued service as members of the Board on each respective vesting date. The stock options were granted under the Company’s 2017 Equity Incentive Plan.

Amendment to the 2017 Equity Incentive Plan

On December 23, 2019, the Board approved an increase in the number of shares authorized for issuance under the Company’s 2017 Equity Incentive Plan from 475,000 shares of Common Stock to 1,098,959 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 30, 2019	RECRUITER.COM GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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